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                                                                      Exhibit 23


Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report dated January 19, 2001, included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 33-27999, 333-25999, 333-89835 , 33-13158, 33-50770, 33-65114, 33-75530, 33-60293, 333-04259,
333-27169 and 333-31107.


Boston, Massachusetts
March 26, 2001